EXHIBIT 5.7
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                            DEGOLYER AND MACNAUGHTON
                        4925 Greenville Avenue, Suite 400
                                One ENERGY SQUARE
                               DALLAS, TEXAS 75206




                                                   September 16, 2004



EnCana Corporation
1800-855 2nd Street, S.W.
P.O. Box 2850 Calgary, Alberta, Canada
T2P 2S5

RE:      REGISTRATION STATEMENT ON FORM F-9
         (UNITED STATES SECURITIES AND EXCHANGE COMMISSION)
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Gentlemen:

         We hereby consent to the references to our firm and our report and the inclusion and incorporation by reference of information derived from our report entitled "Appraisal Report as of December 31, 2003, on the Buzzard, Scott, and Telford Fields, offshore from the United Kingdom for EnCana U.K., U.S. Version," evaluating a portion of EnCana Corporation's petroleum and natural gas reserves as of December 31, 2003, in the EnCana Corporation registration statement on Form F-9 (file number 333-118737).

                                          Very truly yours,


                                          /s/ DeGOLYER and MacNAUGHTON
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                                          DeGOLYER and MacNAUGHTON